Exhibit 99.1

The Carlyle Group Announces Third Quarter 2018 Financial Results
Washington, DC, October 31, 2018 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2018.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “During the third quarter, we remained on track or ahead of schedule for many of the goals we laid out for the year and we have good momentum for future growth. Global markets are growing increasingly volatile, but we believe Carlyle is well positioned to take advantage of market dislocations and opportunities.”

U.S. GAAP results for Q3 2018 included income before provision for income taxes of $61 million, and net income attributable to The Carlyle Group L.P. common unitholders of $12 million, or net income per common unit of $0.10, on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2018 included income before provision for income taxes of $834 million and net income attributable to The Carlyle Group L.P. common unitholders of $162 million. Total balance sheet assets were $13 billion as of September 30, 2018.

In addition to this release, Carlyle issued a full detailed presentation of its third quarter 2018 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distributions

The Board of Directors has declared a quarterly distribution of $0.42 per common unit to holders of record at the close of business on November 13, 2018, payable on November 20, 2018.

The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on December 1, 2018, payable on December 17, 2018.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, October 31, 2018, to announce its third quarter 2018 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $212 billion of assets under management across 339 investment vehicles as of September 30, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,625 people in 31 offices across six continents.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Christopher Ullman
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5450
daniel.harris@carlyle.com	christopher.ullman@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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